EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-203391 on Form S-3 of our report dated March 1, 2017 (February 28, 2018 as to the effects on the 2016 segment disclosures in Note 21 of the 2017 segment changes), relating to the consolidated financial statements of BBVA Compass Bancshares, Inc. and subsidiaries (the "Company"), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2018.

/s/ DELOITTE & TOUCHE LLP
Birmingham, Alabama

February 28, 2019